SCHEDULE 14C INFORMATION
     Information Statement Pursuant to Section 14(c) of the Securities
                  Exchange Act of 1934 (Amendment No. 1)


Check the appropriate box:

[ ]  Preliminary Information Statement   [ ] Confidential, for Use of the
[X]  Definitive Information Statement        Commission Only (as permitted
                                             by Rule 14c-5(d)(2))

                        DIALYSIS CORPORATION OF AMERICA
 ............................................................................
                (Name of Registrant as Specified In Its Charter)
 ............................................................................

Payment of Filing Fee (Check the appropriate box):

  [X]  No fee required.
  [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
       1) Title of each class of securities to which transaction applies:
       .....................................................................
       2) Aggregate number of securities to which transaction applies:
       .....................................................................
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       .....................................................................
       4) Proposed maximum aggregate value of transaction:
       .....................................................................
       5) Total fee paid:
       .....................................................................
  [ ]  Fee paid previously with preliminary materials.
  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registra-tion statement number, or the Form or Schedule and the date of its filing.
       1) Amount Previously Paid:
       .................................................
       2) Form, Schedule or Registration Statement No.:
       .................................................
       3) Filing Party:
       .................................................
       4) Date Filed:
       .................................................

the Company at fair market value as of the date of grant. See "Execu-tive Compensation - Options, Warrants or Rights" and "Security
Ownership of Certain Beneficial Owners and Management."

There is no family relationship between any officer or director of the Company.


                             EXECUTIVE COMPENSATION


     The Summary Compensation Table below sets forth compensation paid by the Company and its subsidiaries for the last three fiscal years ended December 31, 1997 for services in all capacities of its Chief Executive Officer. Other than for 1997 relating to Bart Pelstring, President, no principal executive officer of the Company received a total annual salary, bonus or other compensation which exceeded $100,000.


                          Summary Compensation Table

                                                       Long Term
                       Annual Compensation         Compensation Awards
                     ----------------------------- -------------------
(a)                  (b)      (c)        (e)              (f)                       (i)
                                                       Securities                All Other
                                                       Underlying              Compensation
                                        Other        Options/SARs(#)                ($)
Name and                              Annual Com-  -------------------  ------------------------
Principal Position   Year   Salary($) pensation($) Company    Medicore  Company         Medicore
------------------   ----   --------- ------------ -------    --------  -------         --------
Thomas K. Langbein,
 CEO                 1997   64,000(1)   9,000(2)   -------    -------    74,500(1)(3)   -------
                     1996   65,000(1)   5,000(2)   -------    250,000(4) -------        94,200(1)
                     1995   58,000(1)   5,000(2)   50,000(3)  250,000(4) -------        -------

Bart Pelstring,
 President           1997   77,300(5)   8,900(6)   -------    -------    74,500(3)(5)   -------
                     1996      *        -----      -------     30,000(4) -------        21,700(5)
                     1995      *        -----      50,000(3)   30,000(4) -------        -------


* Annual Compensation, bonuses and other annual or other compensation did not exceed $100,000.

----------

(1) Annual compensation paid by Medicore, which was $257,000, $262,000 (including a $25,000 bonus) and $230,100 respectively, for fiscal 1997, 1996 and 1995. Does not include (i) the June, 1996 Medicore forgive-ness of a promissory note in the amount of $94,200 (including interest) for an option exercise for Medicore common stock in 1994 (see Note (4) to "Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values"table below); and (ii) the December, 1997 Company forgiveness of a promissory note in the amount of $74,500 for an option exercise for the Company's Common Stock in December, 1997.
     See Column (i), "All Other Compensation." Amounts included in the Summary Compensation Table reflect the compensation allocated to the Company in proportion to the time spent on behalf of the Company.

(2) Automobile allowance and related expenses, and life and disability insurance premiums paid by Medicore amounted to $34,300, $24,800 and $26,100, respectively for 1997, 1996 and 1995. As part of the general corporate overhead allocation, the amounts in the Summary Compensation Table reflect that portion allocated to the Company.

(3) The options for 50,000 shares of the Company's Common Stock were exercised effective December 31, 1997 at $1.50 per share. Considera-tion for such shares was paid in cash for the par value and a promissory note was issued for the balance. On December 31, 1997, the Company forgave the indebtedness under the promissory notes, which notes were cancelled. See "Options, Warrants or Rights."

(4) The $3.00 exercise price of the options for 250,000 shares of Medicore common stock granted in 1995 was reduced in December, 1996 to $2.38, its then fair market value, and is deemed a new grant of options. See Note (4) of "Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Options/SAR Values."

(5) Mr. Pelstring has no employment agreement with the Company. Mr. Pelstring's salary does not include (i) the June, 1996 Medicore forgiveness of a promissory note in the amount of $21,700 (including interest) for an option exercise for Medicore common stock by Mr. Pelstring in 1994 (see Note (4) to "Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values" table below); and
     (ii) the December, 1997 Company forgiveness of a promissory note in the amount of $74,500 for an option exercise for the Company's Common Stock in December, 1997. See Column (i), "All Other Compensation."

(6) $100,000 term life insurance policy and auto allowances for fuel, repairs, and maintenance.


Employment Contracts and Termination of Employment and Change-In-Control Arrangements

     The Company has no employment agreements with any of its officers or directors. Mr. Langbein has an employment agreement with Medicore through May 31, 1999 at an annual salary of $220,000 with yearly increases in increments of no less than $10,000 which increases Mr. Langbein had waived in prior years. In June, 1995 the $10,000 yearly increment went into effect. Medicore also provides Mr. Langbein with an automobile allowance of $850 per month.

     The Medicore employment agreement provides upon his death for payment of three years full salary to his children or other designee of Mr. Langbein, and provides for reimbursement of reasonable business expenses and full salary for the remainder of the term of the employment agreement in the event of disability. Medicore maintains an income disability insurance policy for Mr. Langbein. The agreement also provides for life insurance, of which a $500,000 policy owned by Medicore was assigned to Mr. Langbein in the first quarter of 1997. Medicore also maintains a $750,000 whole life insurance policy and a $350,000 term life insuring the life of Mr. Langbein with Mr. Langbein as the owner of the policies. His former wife is beneficiary of $550,000 of these insurance policies, with his two children beneficiaries to the balance. Most of Mr. Langbein's life insurance is obtained through George Langbein, his brother, who is an independent sales representative for the Company. See "Certain Relation-ships and Related Transactions."

     Based upon any wrongful termination of his employment agreement, which includes changes in control of Medicore through an acquiring person (any person who has acquired or announces a tender offer or exchange for 25% of Medicore), a sale of substantially all of the assets, a merger, or an acquisition of Medicore or its consolidation with another entity, or certain types of board changes, Medicore shall pay Mr. Langbein a lump sum payment, based upon his then compensation, including benefits and perquisites, for the next three years from such termination. At Mr. Langbein's option, he may elect, in lieu of any such lump sum payment, to take common stock of Medicore equivalent to such lump sum payment based upon

     To date none of the 1996 options have been exercised. Options for 5,000 shares of Common Stock were cancelled since the medical director of the DSF facility ceased affiliation with the Company upon the sale of that dialysis facility in October, 1997.

          Aggregated Option/SAR Exercises In Last Fiscal Year
                      and FY-End Option/SAR Values

      (a)                     (b)             (c)              (d)
                                                            Number of
                                                            Securities
                                                            Underlying
                                                            Unexercised
                                                            Options/SARs
                                                            at FY-End (#)
                         Shares Acquired  Value Realized    Exercisable/
Name                     on Exercise (#)       ($)          Unexercisable
----                     ---------------  --------------    -------------
Thomas K. Langbein, CEO
    Company Options          50,000         47,000(1)        -0-
    Medicore Options           -0-            -0-         250,000 (exer.)(2)

Bart Pelstring
    Company Options          50,000         47,000(1)        -0-
    Medicore Options           -0-            -0-          30,000 (exer.)(2)

----------

(1) The value realized of the shares of Common Stock represents the difference between the exercise price and the fair market value of the stock on the date of exercise, December 31, 1997, which was determined from the closing price of Common Stock as reported by Nasdaq on December 31, 1997, which was $ 2.44. A substantial portion of the exercise price was effected through a promissory note in the amount of $74,500 which amount was forgiven by the Company. See "Summary Compensation Table" and "Options, Warrants or Rights" under "Executive Compensation."

(2) The Medicore options are exercisable through April 17, 2000 at $2.38 a share. The Medicore options were out-of-the money, the closing price of the Common Stock as reported by Nasdaq was $2.13 as of December 31, 1997.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company, incorporated in 1976, had two original classes of stock. One hundred percent of its class A common stock was owned by Medicore, now the Common Stock. The other securities held by Todd were canceled in December, 1993. In 1980, Medicore, then owning 73% of the Company, effected an exchange offer for the Company's securities resulting in its ownership of the Company becoming 99.1%. Upon completion of the Company's public offering of Common Stock and Warrants in April, 1996, Medicore owned approximately 67% of the Company and currently owns approximately 66% of the Common Stock of the Company. See "Security Ownership of Certain Bene-ficial Owners and Management." The Company's former shareholder, Todd, a broker-dealer, is owned by Thomas K. Langbein. See "Election of Directors."

     In 1977, the Company became a public company through a merger with Premium Acceptance Corporation ("PAC"), a licensed insurance premium and second mortgage company, underwritten by Todd. The Chairman of the Board of Directors and President of PAC was Anthony C. D'Amore, a current director of Medicore and Techdyne, and the former owner of the A.C. D'Amore Insurance Agency, which provided most of the insurance coverage for the Company, Medicore and Techdyne until that agency was sold by Mr. D'Amore in 1992. Mr. D'Amore acts as an insurance consultant and continues to receive nominal commissions for insurance for Medicore and Techdyne but not the Company. Mr. D'Amore is also registered as a part-time account executive with Todd, although he has not been active in the securities industry for many years. The aggregate annual premiums for such insurance provided to Medicore and Techdyne were approximately $155,000, $189,000 and $179,000 for the years ended December 31, 1997,
1996 and 1995, respectively, of which $4,000, $5,000 and $6,000 respec-tively, represent commissions paid to Mr. D'Amore. In addition, the Company, Medicore and Techdyne obtained group health insurance coverage and several executive and key employee life insurance policies through George Langbein, brother of Thomas K. Langbein. This insurance includes $100,000 term life insurance covering and owned by Bart Pelstring, President and director of the Company. George Langbein is affiliated as an independent sales representative with Medicore's public subsidiary Techdyne. Medicore also pays for $1,600,000 of life insurance owned by Thomas K. Langbein. See "Executive Compensation." Premiums on this coverage in the aggregate totaled approximately $374,000 during 1997, of which $87,000 was paid by the Company. Management is of the opinion that the cost and coverage of the insurance are as favorable as can be obtained from unaffiliated parties.


     Certain of the officers and directors of the Company are officers and/or directors of Medicore and its affiliates. Thomas K. Langbein is Chairman of the Board and Chief Executive Officer of the Company, Techdyne and Medicore and President of the latter, and an officer and/or director of the Company's, Medicore's and Techdyne's subsidiaries. Mr. Langbein is President, sole shareholder and director of Todd. Daniel R. Ouzts is Vice President, Treasurer and Controller of the Company and Medicore and Vice President and Controller of Techdyne. See "Election of Directors." Lawrence E. Jaffe is Secretary and general counsel to the Company, Medicore and Techdyne. Mr. Jaffe receives a substantial portion of his fees from Medicore, the Company and Techdyne. Mr. Jaffe exercised an option for 50,000 shares of Common Stock of the Company effective De-cember 31, 1997 at $1.50 per share, substantially all of which was through a promissory note forgiven by the Company. See "Executive Compensation - Options, Warrants or Rights." These shares plus an additional 1,000 shares of Common Stock and Warrants to purchase an additional 2,000 shares of Common Stock he acquired in the Company's
1996 public offering, shares of Medicore common stock (approximately 1% of the outstanding shares), and options for Techdyne common stock (repre-senting less than 1% of the Techdyne common stock) are in the name of and held in trust for his wife, to all of which securities Mr. Jaffe disclaims beneficial ownership.


     In addition, certain of the accounting personnel and administrative facilities of Medicore and its subsidiaries, including the Company, are common. The costs of executive and accounting salaries and other shared corporate overhead for these companies are charged first on the basis of direct usage when identifiable, with the remainder allocated on the basis of time spent. Since the shared expenses are allocated on a cost basis, there is no intercompany profit involved. The amount of expenses charged by Medicore to the Company which are reflected in the advances from Medicore amounted to approximately $240,000 for each of the three years ended December 31, 1997. See Note 4 to "Notes to Consolidated Financial Statements." Utilization of personnel and administrative facilities in this manner enables Medicore to share the cost of qualified individuals with its subsidiaries rather than duplicating the cost for various entities. It is the opinion of management that these services are on terms as favorable as obtainable from unaffiliated parties.

     DSF, formerly an 80% owned subsidiary of the Company, operated the Fort Walton Beach, Florida dialysis facility. The medical director of that facility had a 20% interest in DSF and was its Vice President. The Company sold its Florida dialysis operations in October, 1997, which included the assets of Dialysis Medical, Inc. ("DMI"), also owned 80% by the Company and 20% by its former medical director. DMI operated the Florida home patient care. Pursuant to the October, 1997 sale of the Florida dialysis operations for which the Company received $5,065,000 of which consideration $4,585,000 was cash, with the balance consisting of 13,873 shares of the purchaser's stock, the former medical director's
20% interest in DSF and DMI were redeemed by the Company in February, 1998 in both cash ($625,000) and common stock (6,936 shares) in the third party purchaser company. In conjunction with the redemption, the medical director resigned as an officer and director of DSF and DMI.

     Dialysis Services of Pennsylvania, Inc. - Lemoyne ("DSPL"), a wholly-owned subsidiary of the Company, leases its dialysis facility from the Company under a five year net lease expiring November 30, 2000 at $33,730 per annum, plus applicable taxes, utilities, insurance and its propor-tionate share of related operating costs. DSPL has two renewal options for five years each. Management is of the opinion that the rental is on terms as favorable as could be obtained from unaffiliated parties.

     The Company had been advancing funds to Medicore for working capital requirements which advances had an outstanding balance of $4,263,000 at September 30, 1995. This sum was not evidenced by a note, and bore interest at the short-term U.S. Treasury bill rate. On October 4, 1995, Medicore repaid $1,000,000 of the intercompany indebtedness, which was further reduced in November, 1995, when the Company declared a 50% stock dividend and thereafter a $1.30 per share dividend, which was effected by paying the .9% shareholders approximately $29,000 and effecting a reduction of the Medicore debt by approximately $3,134,000. As a result of cash transfers from Medicore and corporate overhead allocations, there was an intercompany indebtedness due from the Company to Medicore of approximately $129,000 at December 31, 1997.

     Certain executive officers, and counsel to the Company signed promis-sory notes for the balance of the price of shares received upon exercise of options granted under the 1995 Plan, exercised on December 31, 1997. See "Summary Compensation Table" and "Options, Warrants or Rights" under "Executive Compensation."

                                 AUDITORS

     The audit committee consists of three persons, two of whom are recently appointed independent board members. See "Election of Directors." They are currently reviewing certain matters including the independent accountants' reports, services and fees and have not to date made any recommendations as to the principal accountant selected for the current year. Ernst & Young LLP are the independent accountants which audited the financial statements of the Company for fiscal 1997. That firm has acted as accountants for the Company and Medicore since 1978. The Company also files consolidated financial statements with Medicore.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if desired to do so. The representative will also be available to respond to any appropriate questions from shareholders attending the meeting.